                                                                    EXHIBIT 3.13

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         IMCO INDIANA PARTNERSHIP L.P.

                                 BY AND BETWEEN

                               IMCO ENERGY CORP.

                                      AND

                         IMCO RECYCLING OF INDIANA INC.


                                   EFFECTIVE
                                  MAY 1, 1996

                                TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

1.01     Certain Definitions..................................................................  1
1.02     Other Definitions....................................................................  2
1.03     Construction.........................................................................  2

ARTICLE II
ORGANIZATION

2.01     Formation............................................................................  2
2.02     Name.................................................................................  2
2.03     Registered Office; Registered Agent, Principal Office in the United States; Other
          Offices.............................................................................  3
2.04     Purposes.............................................................................  3
2.05     Certificate..........................................................................  3
2.06     Term.................................................................................  3
2.07     Merger or Consolidation..............................................................  3

ARTICLE III
DISPOSITIONS OF INTERESTS

3.01     Initial Partners.....................................................................  3
3.02     Restrictions on the Disposition of an Interest.......................................  3
3.03     Additional Partners..................................................................  4
3.04     Interests in a Partner...............................................................  4

ARTICLE IV
CAPITAL CONTRIBUTIONS

4.01     Initial Contributions................................................................  4
4.02     Subsequent Contributions.............................................................  4
4.03     Return of Contributions..............................................................  4
4.04     Capital Accounts.....................................................................  4

ARTICLE V
ALLOCATIONS AND DISTRIBUTIONS

5.01     Allocations..........................................................................  5
5.02     Distributions........................................................................  5

ARTICLE VI
MANAGEMENT AND OPERATION

6.01     Management of Partnership Affairs....................................................   5
6.02     Compensation.........................................................................   6
6.03     Standards and Conflicts..............................................................   6
6.04     Indemnification......................................................................   6

ARTICLE VII
RIGHTS OF OTHER PARTNERS

7.01     Information..........................................................................   7
7.02     Withdrawal...........................................................................   7
7.03     Consents and Voting..................................................................   7
7.04     Meetings.............................................................................   7

ARTICLE VIII
TAXES

8.01     Tax Returns..........................................................................   8
8.02     Tax Elections........................................................................   8
8.03     Tax Matters Partner..................................................................   8

ARTICLE IX
BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

9.01     Maintenance of Books.................................................................   8
9.02     Reports..............................................................................   8
9.03     Accounts.............................................................................   9

ARTICLE X
DISSOLUTION, LIQUIDATION, AND TERMINATION

10.01    Dissolution..........................................................................   9
10.02    Liquidation and Termination..........................................................   9
10.03    Cancellation of Certificate..........................................................  10

ARTICLE XI
GENERAL PROVISIONS

11.01    Offset...............................................................................  10
11.02    Notices..............................................................................  10
11.03    Entire Agreement; Supersedure........................................................  11
11.04    Effect of Waiver or Consent..........................................................  11

11.05    Amendment or Modification...........................................................   11
11.06    Binding Effect.......................................................................  11
11.07    Governing Law; Severability..........................................................  11
11.08    Further Assurances...................................................................  11
11.09    Waiver of Certain Rights.............................................................  11

EXHIBIT A -- Names, Addresses, Initial Capital Contributions and Sharing Ratios of Initial Partners

                       AGREEMENT OF LIMITED PARTNERSHIP OF
                         IMCO INDIANA PARTNERSHIP L.P.

This AGREEMENT OF LIMITED PARTNERSHIP OF IMCO INDIANA PARTNERSHIP L.P. (this "Agreement") is made and entered into as of May 1, 1996, by and among the Partners (as defined below).

FOR AND IN CONSIDERATION OF the mutual covenants, rights, and obligations set forth herein, the benefits to be derived therefrom, and other good and valuable consideration, the receipt and the sufficiency of which each Partner acknowledges and confesses, the Partners agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

1.01 Certain Definitions. As used herein, the following terms have the following respective meanings:


         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

         "Agreement" has the meaning given that term in the introductory paragraph hereof.

         "Business Day" means any day other than a Saturday, a Sunday, or a holiday on which banks in the State of Texas generally are closed.

         "Capital Contribution" means any contribution by a Partner to the capital of the Partnership.

         "Certificate" means the certificate of limited partnership of the Partnership, as it may be amended or restated from time to time.

         "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

         "Dispose", "Disposing" or "Disposition" means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance, or the acts thereof.

         "General Partner" means any Person executing this agreement as of the date hereof as a general partner or hereafter admitted to the Partnership as a general partner as herein provided, but shall not include any Person who has ceased to be a general partner in the Partnership.

         "IMCO" means IMCO Energy Corp., a Delaware corporation.

         "Initial Capital Contribution" means the Capital Contribution of a Partner as specified on Exhibit A hereto.

         "Limited Partner" means any Person executing this Agreement as of the date hereof as a limited partner or hereafter admitted to the Partnership as a limited partner as herein provided, but shall not include any Person who has ceased to be a limited partner in the Partnership.

         "Partner" means any General Partner or Limited Partner.

         "Partnership" has the meaning given that term in Section 2.01.

         "Partnership Interest" means the interest of a Partner in the Partnership, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, and to consent or approve.

         "Person" means any individual, corporation, partnership, limited partnership, limited liability company or other entity.

         "Sharing Ratio" with respect to any Partner means a fraction (expressed as a percentage), the numerator of which is the sum of such Partner's Capital Contributions and the denominator of which is the sum of the Capital Contributions of all Partners; provided, however, that the Sharing Ratios of the General Partner shall equal at least 1% of the Sharing Ratios of all Partners.

1.02 Other Definitions. Other terms defined herein have the meanings so given them.


1.03 Construction. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine, and neuter. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Exhibits are to Exhibits attached hereto, each of which is made a part hereof for all purposes.

                                   ARTICLE II
                                  ORGANIZATION

2.01 Formation. Effective May 1, 1996, the Persons executing this Agreement as of the date hereof form a limited partnership (the "Partnership") for the purposes hereinafter set forth.

2.02 Name. The name of the Partnership shall be "IMCO Indiana Partnership L.P." and all Partnership business shall be conducted in such name or such other name or names that comply with applicable law as the General Partner may select from time to time.

2.03 Registered Office; Registered Agent; Principal office in the United States; Other Offices. The registered office of the Partnership in the State of Indiana shall be at such place as the General Partner may designate from time to time. The registered agent for service of process on the Partnership in the State of Indiana or any other jurisdiction shall be such Person or Persons as the General Partner may designate from time to time. The principal office of the Partnership in the United States shall be at such place as the General Partner may designate from time to time, which need not be in the State of Indiana, and the Partnership shall maintain records there and shall keep the street address of such principal office at the registered office of the Partnership in the State of Indiana. The Partnership may have such other offices as the General Partner may designate from time to time.

2.04 Purposes. The purposes of the Partnership are any lawful purposes for which a limited partnership may be organized in the State of Indiana.

2.05 Certificate. The General Partner has executed and caused to be filed with the Secretary of State of Indiana a Certificate containing information required by the State of Indiana and such other information as the General Partner may deem appropriate.

2.06 Term. The Partnership shall commence on the date hereof and shall continue in existence until its business and affairs are wound up following dissolution automatically at the close of Partnership business on December 31, 2024, or such earlier time as this Agreement may specify. The Partnership shall conduct no business until the Certificate shall have been filed with the Secretary of State of Indiana.

2.07 Merger or Consolidation. The Partnership may merge or consolidate with or into another limited partnership or other business entity, or enter into an agreement to do so, but only with the consent of the General Partner and the Limited Partner.

                                   ARTICLE III
                            DISPOSITIONS OF INTERESTS

3.01 Initial Partners. The initial General Partner and Limited Partner of the Partnership are the Persons executing this Agreement as of the date hereof as general partner and limited partner, respectively, each of which is hereby admitted to the Partnership as a General Partner or a Limited Partner, as the case may be, effective with the commencement of the Partnership.

3.02     Restrictions on the Disposition of an Interest.


         (a) Except as specifically provided in this Section 3.02, no Disposition of a Partnership Interest shall be effected without the consent of the General Partner and the Limited Partner.

         (b) Any permitted transferee of all of the General Partner's Partnership Interest as a General Partner automatically shall become General Partner and promptly shall notify all other Partners of such change, and any permitted transferee of a portion of the General Partner's Partnership Interest may become General Partner on notice from the existing General Partner to all other Partners.

3.03 Additional Partners. Additional Persons may be admitted to the Partnership as General Partners or Limited Partners and Partnership Interests may be created and issued to such Persons and to existing Partners at the direction of the General Partner on such terms and conditions as the General Partner may determine at the time of such admission. Such admission or issuance shall specify the Sharing Ratios applicable thereto and may provide for the creation of different classes or groups of Limited Partners or General Partners and having different rights, powers, and duties.

3.04 Interests in a Partner. No Partner shall cause or permit an interest, direct or indirect, in itself to be Disposed of such that, on account of such Disposition, the Partnership would be considered to have terminated within the meaning of section 708 of the Code.

                                   ARTICLE IV
                             CAPITAL CONTRIBUTIONS

4.01 Initial Contributions. Contemporaneously with the commencement of the Partnership, each Partner shall make the Initial Capital Contributions described for such Partner in Exhibit A.

4.02 Subsequent Contributions. Without creating any rights, remedies, or claims in favor of or enforceable by any third party, each Partner shall contribute to the Partnership, in cash or property, on or before the date specified as hereinafter described, such Partner's Sharing Ratio of all monies or properties that in the judgment of the General Partner are necessary to enable the Partnership to cause the assets of the Partnership to be properly operated and maintained and to discharge its costs, expenses, obligations, and liabilities.

4.03 Return of Contributions. No Partner shall be entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its capital account or any Capital Contribution made by it. No unrepaid Capital Contribution shall be deemed or considered to be a liability of the Partnership or of any Partner. No Partner shall be required to contribute or to lend any cash or property to the Partnership to enable the Partnership to return any Partner's Capital Contributions.

4.04 Capital Accounts. A capital account shall be established and maintained for each Partner.

                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

5.01 Allocations. Subject to the provisions of Section 10.02 hereof, all items of income, gain, loss, deduction, and credit of the Partnership shall be allocated among the Partners in accordance with their Sharing Ratios.

5.02     Distributions.

         (a) From time to time the General Partner shall determine in its reasonable judgment to what extent (if any) the Partnership's cash on hand exceeds its current and anticipated needs, including, without limitation, for operating expenses, debt service, and a reasonable contingency reserve. If such an excess shall exist, the General Partner may in its sole discretion (but shall not be required to) cause the Partnership to distribute to the Partners, in accordance with their Sharing Ratios, an amount in cash not more than such excess.

         (b) From time to time the General Partner also may cause property of the Partnership (including securities and other investments held by the Partnership) other than cash to be distributed to the Partners, which distribution shall be made in accordance with their Sharing Ratios and may be made subject to existing liabilities and obligations.

                                   ARTICLE VI
                            MANAGEMENT AND OPERATION

6.01     Management of Partnership Affairs.

         (a) Except for situations in which the approval of other Partners is expressly required by this Agreement or by non-waivable provisions of applicable law, the General Partner shall have full, complete, and exclusive authority to manage and control the business, affairs, and properties of the Partnership, to make all decisions regarding the same, and to perform any and all other acts or activities customary or incident to the management of the Partnership's business.

         (b) Notwithstanding the provisions of Section 6.01 (a), without the written consent of the Limited Partner, the General Partner shall not cause the Partnership to sell all or substantially all of the Partnership's assets.

         (c) No Partner other than the General Partner shall have the authority or power in its capacity as such to act for or on behalf of the Partnership or any other Partner, to do any act that would be binding on the Partnership or any other Partner, or to incur any expenditures on behalf of or with respect to the Partnership.

         (d) Any Person dealing with the Partnership, other than a Partner, shall be entitled to rely on the authority of the General Partner in taking any action in the name of the Partnership without inquiry into the provisions of this Agreement or compliance therewith, regardless of whether such action actually is taken in accordance with the provisions hereof.

6.02 Compensation. The General Partner shall receive no compensation for its services as such.

6.03     Standards and Conflicts.

         (a) The General Partner shall conduct the affairs of the Partnership in good faith toward the best interests of the Partnership. The General Partner, however, shall not be liable for errors or omissions in performing its duties hereunder, absent bad faith, gross negligence, or breach of the provisions of this Agreement. The General Partner shall devote such time and effort to the Partnership business and operations as shall be necessary to promote fully the interests of the Partnership; however, neither the General Partner nor any other General Partner shall be required to devote full time to Partnership business.

         (b) Notwithstanding any other provision hereof, the General Partner and each other General Partner at any time and from time to time may engage in and possess interests in any businesses or other ventures of any and every type and description, independently or with others, including ones in competition with the Partnership, with no obligation to offer to the Partnership or any other Partner the right to participate therein.

         (c) The Partnership may transact business with any Partner or Affiliate thereof on such terms and conditions as are determined in the sole discretion of the General Partner.

6.04 Indemnification. To the fullest extent permitted by law, the Partnership shall indemnify each General Partner, its Affiliates, and their respective officers, directors, partners, employees, and agents and hold them harmless from and against all losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and attorney's fees) any of them may incur in performing the obligations of such General Partner hereunder, SPECIFICALLY INCLUDING SUCH PERSON'S SOLE, PARTIAL, OR CONCURRENT NEGLIGENCE, and the Partnership shall advance expenses associated with defense of any action related thereto; provided, however, that such indemnity shall not apply to actions constituting bad faith, gross negligence, or breach of the provisions of this Agreement.

                                   ARTICLE VII
                            RIGHTS OF OTHER PARTNERS

7.01 Information. In addition to the other rights specifically set forth herein, each Partner shall have access to all information to which such Partner is entitled to have access. The Partners agree, however, that the General Partner from time to time may determine, due to contractual obligations, business concerns, or other considerations, that certain information regarding the business, affairs, properties, and financial condition of the Partnership should be kept confidential and not provided to some or all other Partners, and that it shall not be just or reasonable for any such other Partner or assignee or representative thereof to examine or copy such information.

7.02 Withdrawal. No Limited Partner shall have the right or power to withdraw from the Partnership as a limited partner.

7.03     Consents and Voting.

         (a) Subject to the provisions of Section 6.03(a) with respect to the General Partner in its capacity as such, a Partner (including the General Partner with respect to any Partnership Interest it may have as a Limited Partner) may grant or withhold its consent or vote its interest in its sole discretion, without regard to, or inquiry on account of, the interests of the Partnership or any other Partner.

         (b) In any request for consent or approval from other Partners, the General Partner may specify a response period, ending no earlier than the first and no later than the 15th Business Day following the date on which such Partner receives such request as described in
         Section 11.02. The failure of such Partner to respond by the end of such period shall be deemed conclusively for all purposes to be consent or approval by such Partner of the action set forth in such request.

7.04 Meetings. The General Partner may call a meeting of the Partners to transact such business as the Partners or any group thereof may conduct as provided herein. Such call shall be made by notice to all other Partners on or before the tenth day prior to the date of the meeting specifying the location and the time and stating the business to be transacted at such meeting, which shall include any items the Partners requesting such meeting shall have specified in their request. The chairperson of the meeting shall be such individual as the General Partner shall specify. At such meeting, the Partners may take any action included in the notice of the meeting by vote of Partners present, in person or by proxy, constituting Partners whose consent is required for such action pursuant to the other provisions hereof.

                                  ARTICLE VIII
                                      TAXES

8.01 Tax Returns. The General Partner shall cause to be prepared and filed all necessary federal and state income tax returns for the Partnership, including making the elections described in Section 8.02. Each Partner shall furnish to the General Partner all pertinent information in its possession relating to Partnership operations that is necessary to enable such income tax returns to be prepared and filed.

8.02 Tax Elections. The following elections shall be made on the appropriate returns of the Partnership:

         (a) to adopt as the Partnership's fiscal year any year determined the General Partner;

         (b) if there shall be a distribution of Partnership property as described in section 734 of the Code or if there shall be a transfer of a Partnership interest as described in section 743 of the Code, on written request of any Partner and approval by the General Partner, to elect, pursuant to section 754 of the Code, to adjust the basis of Partnership properties;

         (c) any other election the General Partner may deem appropriate and in the best interests of the Partners.

No election shall be made by the Partnership or any Partner to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law.

8.03 Tax Matters Partner. The General Partner shall be the "tax matters partner" of the Partnership pursuant to section 6231(a)(7) of the Code.

                                   ARTICLE IX
                   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

9.01 Maintenance of Books. The books of account for the Partnership shall be maintained by the General Partner in accordance with the terms of this Agreement. The capital accounts of the Partners shall be maintained in accordance with Section 4.04. The accounting year of the Partnership shall be determined by the General Partner.

9.02 Reports. The General Partner may cause to be prepared or delivered such reports as it may deem appropriate. The costs of all such reports shall be borne by the Partnership.

9.03 Accounts. The General Partner shall establish and maintain one or more separate bank, securities and investment accounts and arrangements (including if deemed necessary or advisable by the General Partner, margin accounts and arrangements) for Partnership funds and investments with such financial institutions, securities firms, and other firms as the General Partner may determine.

                                    ARTICLE X
                   DISSOLUTION, LIQUIDATION, AND TERMINATION

10.01 Dissolution. The Partnership shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following:

         (a)      the written consent of the General Partner and the Limited
         Partner;

         (b)      the date set forth in Section 2.06;

10.02 Liquidation and Termination. On dissolution of the Partnership, the General Partner shall act as liquidator or may appoint one or more other Persons as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Partnership and make final distributions as provided herein. The costs of liquidation shall be borne as a Partnership expense. Until final distribution, the liquidator shall continue to operate the Partnership properties with all of the power and authority of the General Partner. The steps to be accomplished by the liquidator are as follows:

         (a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made of the Partnership's assets, liabilities, and operations through the last day of the calendar month in which the dissolution shall occur or the final liquidation shall be completed, as applicable;

         (b) the liquidator shall pay all of the debts and liabilities of the Partnership (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision therefor (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

         (c) all remaining assets of the Partnership shall be distributed to the Partners as follows:

                  (i) the liquidator may sell any or all Partnership property, and any resulting gain or loss from each sale shall be computed and allocated to the capital accounts of the Partners;

                  (ii) with respect to all Partnership property that has not been sold, the fair market value of such property shall be determined and the capital accounts of the Partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the Partners if there were a taxable disposition of such property for the fair market value of such property on the date of their distribution; and

                  (iii) Partnership property shall be distributed among the Partners in accordance with the positive capital account balances of the Partners, as determined after taking into account all capital account adjustments for the taxable year of the Partnership during which the liquidation of the Partnership occurs (other than those made by reason of this clause (iii); and such distributions shall be made by the end of the taxable year of the Partnership during which the liquidation of the Partnership occurs (or, if later, on or before the 90th day after the date of such liquidation).

All distributions in kind to the Partners shall be made subject to the liability of each distributes for costs, expenses, and liabilities theretofore incurred or for which the Partnership shall have committed prior to the date of termination and such costs, expenses, and liabilities shall be allocated to such distributes pursuant to this Section 10.02. The distribution of cash and/or property to a Partner in accordance with the provisions of this Section 10.02 shall constitute a complete return to the Partner of its Capital Contributions and a complete distribution to the Partner of its Partnership Interest and all the Partnership's property and shall constitute a compromise to which all Partners have consented. To the extent that a Partner shall return funds to the Partnership, it shall have no claim against any other Partner for such funds.

10.03 Cancellation of Certificate. On completion of the distribution of Partnership assets as provided herein, the Partnership shall be terminated, and the General Partner shall cause the cancellation of the Certificate and any other filings made pursuant to Section 2.05 hereof and shall take such other actions as may be necessary to terminate the Partnership.

                                   ARTICLE XI
                               GENERAL PROVISIONS

11.01 Offset. Whenever the Partnership is to pay any sum to any Partner, the Partnership shall have the right to offset and deduct any amounts such Partner owes the Partnership from that sum before payment to such Partner.

11.02 Notices. All notices, requests, or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the recipient, postpaid, and registered or certified with return receipt requested or by delivering such notice to the recipient in person, by courier, or by facsimile transmission.

11.03 Entire Agreement; Supersedure. This Agreement constitutes the entire agreement of the Partners and their Affiliates relating to the matters contained herein and supersedes all prior contracts or agreements, whether oral or written.

11.04 Effect of Waiver or Consent. No waiver or consent, express or implied, by any Person to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be construed to be a consent to or waiver of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Person of its rights hereunder until the applicable statute of limitation period has run.

11.05 Amendment or Modification. This Agreement may be amended or modified from time to time only by a written instrument executed by the General Partner and the Limited Partner.

11.06 Binding Effect. Subject to the restrictions on Dispositions set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the Partners and their respective heirs, legal representatives, successors, and assigns.

11.07 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

11.08 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Partner shall execute and deliver such additional documents and instruments and perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform the terms, provisions, and conditions of this Agreement and such transactions.

11.09 Waiver of Certain Rights. Each Partner irrevocably waives any right it might have to maintain any action for dissolution of the Partnership or to maintain any action for partition of the property of the Partnership.

IN WITNESS WHEREOF, the initial Partners have executed this Agreement as of the date first set forth above.

                                                IMCO ENERGY CORP.
                                                General Partner

                                                by:/s/ Paul V. Dufour
                                                   ----------------------------
                                                   Paul V. Dufour
                                                   Vice President

                                                IMCO RECYCLING OF INDIANA INC.
                                                Limited Partner

                                                by:/s/ Robert R. Holian
                                                   ----------------------------
                                                   Robert R. Holian
                                                   Vice President and Secretary